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                                                                   Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related prospectus pertaining to the Amended and Restated 1989 Incentive Stock Option Plan, Amended and Restated 1990 Nonqualified Stock Option Plan, Directors' Fee Stock Plan and Employment Agreement with Bruce D. Benson of United States Exploration, Inc. and to the incorporation by reference therein of our report dated July 9, 1998, with respect to the Statements of Combined Oil and Gas Revenues and Direct
Operating Expenses for Certain Oil and Gas Producing Properties Acquired from Union Pacific Resources Company by United States Exploration, Inc. for the years ended December 31, 1997 and 1996, filed with the Securities and Exchange Commission on Form 8-K.



                                                       /s/ ERNST & YOUNG LLP
                                                       Ernst & Young LLP



August 7, 1998
Fort Worth, Texas